UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

SunEdison Semiconductor Limited
(Exact Name of Registrant as Specified in its Charter)

Singapore (State or other jurisdiction of incorporation or organization)	001-36460 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh, Singapore (Address of principal executive offices)	319579 (Zip Code)

(65) 6681-9300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Manufacturing, Laboratory and Office Space Lease
On February 5, 2015, SunEdison Semiconductor LLC (the “Company”), a Delaware limited liability company and an indirect wholly-owned subsidiary of SunEdison Semiconductor Limited (“SSL”), entered into a Manufacturing, Laboratory and Office Space Lease (the “Lease”) with SunEdison, Inc. (“SunEdison”) for the lease by the Company to SunEdison of certain space for manufacturing, laboratory and related office purposes located at the Company’s premises at 501 Pearl Drive, O’Fallon, Missouri. SunEdison owns approximately 26% of the outstanding ordinary shares of SSL. The foregoing summary of the Lease does not purport to be complete and is subject to and qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The total leased area, including building space and outside land, is approximately 216,765 sq. ft. The Lease calls for specified rent payments applicable to each of eight different portions of the premises. The monthly rent for the portions ranges from $641.67 to $96,667 depending on the area and use of the portion that is leased. The rent is payable in advance on the first day of each month during the term of the Lease. There is a late charge of 6% of any overdue amount plus default interest of 5% per annum until paid. The Lease does not require a security deposit.
The Lease has a term of two years, provided that the Lease may be terminated for certain portions of the leased premises prior to the expiration of the two-year term. The Company may terminate the Lease if SunEdison commits a material breach of the Lease through one of the following acts of default: failure to pay rent, abandonment, failure to perform, bankruptcy or misstatement and fails to remedy a breach within the applicable stated time frame.
The Lease prohibits SunEdison from handling any hazardous materials, as specifically defined in the Lease, without the Company’s prior written consent or permit issued by the appropriate regulatory authority.
Each party agrees in the Lease to indemnify the other party and their respective partners, officers, directors, agents and employees for certain described liabilities or damages suffered by them arising out of their actions pursuant to the Lease. Each party is required to maintain at its sole expense “all-risk” property insurance, liability insurance and workers compensation insurance.
The Lease prohibits SunEdison from assigning, encumbering or otherwise transferring the Lease or any interest therein, or subletting any of the premises without the Company’s prior written consent or unless the action constitutes a permitted transfer as specifically identified in the Lease.
The Lease and SunEdison’s rights thereunder are subordinate to existing ground leases, master leases, present mortgages and deeds of trust, past and future advances made under any existing mortgages and deeds of trust and all renewals, modifications, replacements and extensions of such leases, mortgages and deeds of trust.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Manufacturing, Laboratory and Office Space Lease, fully executed as of February 5, 2015, by and between SunEdison Semiconductor, LLC and SunEdison, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED
Date:	February 10, 2015	By:	/s/ Shaker Sadasivam
Name: Shaker Sadasivam Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Manufacturing, Laboratory and Office Space Lease, fully executed as of February 5, 2015, by and between SunEdison Semiconductor, LLC and SunEdison, Inc.